Exhibit 4.28

Schedule of Material Differences between:

•             Cooperation Agreement, dated  as of February 14, 2011, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. filed as Exhibit 10.25 to Registration on Form F-1 (File No. 333-173666) (“Cooperation Agreement  2011”), and

•             Cooperation Agreement, dated as of July 8, 2012, between China Mobile Communications Corporation and Beijing Tianying Jiuzhou Network Technology Co., Ltd. entered into in 2012 (“Cooperation Agreement 2012”).

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2012

Article 1. Content of Cooperation — Section 1.1

“Party B agrees to produce solely for Party A three kinds of multimedia message products namely ‘GoTone Phoenix Weekly’, ‘GoTone Phoenix Observer’, and ‘Phoenix Express’ based on the programs of Phoenix Satellite TV. Among which, one ‘GoTone Phoenix Observer’ message will be transmitted on a daily basis (excluding Saturday), one

‘GoTone Phoenix Weekly’ message will be transmitted on each Saturday, and three ‘Phoenix Express’ messages will be transmitted irregularly in each month.”

“Party B agrees to produce solely for Party A two kinds of multimedia message products namely ‘GoTone Phoenix Weekly’ and ‘GoTone Phoenix Observer’ based on the programs of Phoenix Satellite TV. Among which, one ‘GoTone Phoenix Observer’ message will be transmitted on Monday, Wednesday, and Saturday each, two ‘GoTone phoenix Weekly’ message will be transmitted on a daily basis.”

Article 1. Content of Cooperation — Section 1.2	“Party B agrees that Party A shall have the right to purchase the multimedia message products produced by Party B solely for Party A pursuant to Section 1.1 hereof.

“ Party B agrees that Party A shall have the right to purchase the multimedia message products produced by Party B solely for Party A pursuant to Section 1.1 hereof.

Party B covenants that it will, by July 1, 2012, based on the need of Party A’s clients, enrich the contents of the multimedia messaging products,  increase information  regarding technology, terminal, finance management and real estate, and adjust the frequency of transmission based on Party A’s need, as well as extend the its promotion effort.

Article 1. Content of Cooperation — Section 1.3 (in 2011)

“Party B agrees that during the period of cooperation, both Parties shall jointly explore the wireless ad business on the basis of the foregoing multimedia message products and a back charge pattern, the specific cooperation model of which shall be subject to a separate supplemental agreement of the Parties.”

N/A

Article 1. Content of Cooperation — Section 1.3.1

“Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than thirty-one (31) tour presentations throughout the country.”

“Party A and Party B shall conduct jointly the “GoTone Current Affairs Forum” activity: Party A shall provide site and host Party B, while Party B shall provide hosts and lecturers who shall perform no less than forty (40) tour presentations throughout the country.”

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2012

Article 1. Content of Cooperation — Section 1.3.2

“Based on the blueprint of the limited-distribution edition of the ‘Phoenix Weekly’ which is distributed in the mainland area of China, Party B shall make available to Party A prior to the fifteenth (15th) date of each month Twenty Thousand (20,000) copies of the premium edition of the ‘Phoenix Weekly’, which edition shall contain all the contents of the third issue of the ‘Phoenix Weekly’ of each month and the digest of no less than eight (8) sheets (sixteen (16) pages) of the first two issues of the ‘Phoenix Weekly’ of the then current month. Concurrently, Party B shall provided to Party A’s clients the electronic edition of the ‘Phoenix Weekly’ magazine for free, the realization of which to be determined by both Parties through negotiation.”

“Based on the blueprint of the limited-distribution edition of the ‘Phoenix Weekly’ which is distributed in the mainland area of China, Party B shall make available to Party A prior to the twenty fifth (25th) date of each month Twenty Thousand (20,000) copies of the premium edition of the ‘Phoenix Weekly’, which edition shall contain all the contents of the third issue of the ‘Phoenix Weekly’ of each month and the digest of no less than eight (8) sheets (sixteen (16) pages) of the first two issues of the ‘Phoenix Weekly’ of the then current month.”

Article 1. Content of Cooperation — Section 1.3.4

“In support of Party A’s daily marketing endeavors, Party B shall provide news coverage and dissemination services for Party A through Phoenix Satellite TV (no less than 24 times a year), GoTone Phoenix Mobile Newspaper (no less than 60 times a year), 3g.ifeng.com (no less than 40 times a year), and Phoenix Mobile TV (a video application, no less than 35 times a year).”

“In support of Party A’s daily marketing endeavors, Party B shall provide news coverage and dissemination services for Party A through Phoenix Satellite TV (no less than 30 times a year), and ifeng.com media services (鳳凰網媒體服務) no less than 150 times a year).”

Article 1. Content of Cooperation — Section 1.4.	“The term of cooperation between Party A and Party B shall commence on January 1, 2011 and end on December 31, 2011.”	“The term of cooperation between Party A and Party B shall commence on January 1, 2012 and end on December 31, 2012.”

Article 2. Contract Price; Terms and Method of Payment — Section 2.1

“The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2011 through December 31, 2011, while Party B shall provide Party A with free information products made during the period of November 1, 2010 through December 31, 2010. The total contract price hereof shall be Fifty-eight Million Eight Hundred Thousand Renminbi (RMB58,800,000)…”

“The contract price hereof shall be the price for the information purchased hereunder, which shall be calculated as follows: Party A shall pay Party B a price for the information products purchased during the period of January 1, 2012 through December 31, 2012. The total contract price hereof shall be Fifty-eight Million Eight Hundred Thousand Renminbi (RMB58,800,000)…”

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2012

Article 2. Contract Price; Terms and Method of Payment — Section 2.2

“Payment hereunder shall be made by Party A through wire transfer as described below:

In January 2011, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice;

In September 2011, Party B shall issue to Party A an official invoice in the amount of Thirty-five Million Two Hundred and Eighty Thousand Renminbi (RMB35,280,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice; and

In January 2012, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice.”

“Payment hereunder shall be made by Party A through wire transfer as described below:

In May  2012, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice;

In September 2012, Party B shall issue to Party A an official invoice in the amount of Thirty-five Million Two Hundred and Eighty Thousand Renminbi (RMB35,280,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice; and

In January 2013, Party B shall issue to Party A an official invoice in the amount of Eleven Million Seven Hundred and Sixty Thousand Renminbi (RMB11,760,000), while Party A shall pay such amount, if proved to be correct upon verification, to Party B within ten (10) days of receiving such invoice.”

Article 3. Party A’s Rights and Obligations — Section 3.2

“During the period of cooperation between the Parties, Party A shall have the absolute discretion to conduct business operations in connection with the foregoing multimedia message products and the contents thereof, which business operations include but not limited to user credit exchange, mobile market subscription and download, and wireless ad business.”

“During the period of cooperation between the Parties, Party A shall have the absolute discretion to conduct business operations in connection with the foregoing multimedia message products and the contents thereof, which business operations include but not limited to user credit exchange and mobile market subscription  download.”

Article 4. Party B’s Rights and Obligations — Section 4.2

“Party B shall be responsible for the design, development, production, maintenance, and updates of the content of the ‘GoTone Phoenix Weekly’, ‘GoTone Phoenix Observer’, and ‘Phoenix Express’, and the foregoing multimedia message products shall contain contents that cover current affairs, finance, entertainments, sports, culture, science and technology, fashion, and military affairs.”

“Party B shall be responsible for the design, development, production, maintenance, and updates of the content of the ‘GoTone Phoenix Weekly’ and ‘GoTone Phoenix Observer’, and the foregoing multimedia message products shall contain contents that cover current affairs, finance, entertainments, sports, culture, science and technology, fashion, and military affairs.”

Material difference	Cooperation Agreement 2011	Cooperation Agreement 2012

Article 4. Party B’s Rights and Obligations — Section 4.6

“Party B shall assist Party A in providing consulting services to Party A’s clients and in handling and resolving their complaints. With respect to complaints arising out of causes attributable to Party B, it shall handle and resolve the same within forty-eight (48) hours.”

“Party B shall assist Party A in providing consulting services to Party A’s clients and in handling and resolving their complaints. With respect to complaints arising out of causes attributable to Party B, it shall handle and resolve the same within eight (8) hours.”

Article 13. Exhibits	N/A	Exhibit 1. Licensed Trademark Exhibit 2. Agreement of integrity and good faith